UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2016

REIGN SAPPHIRE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	333-204486	47-2573116
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

9465 Wilshire Boulevard

Beverly Hills, California 90212

(Address of Principal Executive Offices)

(213) 457-3772

(Registrant's telephone number, including area code)

_____________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

Amendment of a Material Definitive Agreement

On December 23, 2015, Reign Sapphire Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with respect to the sale and issuance to certain institutional investors of up to (i) 2,500,043 shares of the Company’s Common Stock (the “Incentive Shares”); (ii) $862,500 aggregate principal amount of Secured Convertible Notes (the “Notes”) and (iii) Common Stock Purchase Warrants to purchase up to an aggregate of 7,187,542 shares of the Company’s Common Stock (the “Warrants”).  The Incentive Shares, Notes and Warrants were issued as of December 23, 2015 (the “Initial Closing Date”). The material terms and conditions of the Purchase Agreement, the Notes and the Warrants were described in, and copies of the full text of those documents were filed with, the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“Commission”) on December 24, 2015.

The terms of the Purchase Agreement provided that the Company was obligated to file a post-effective amendment to its Form S-1 (as defined and described in Item 8.01 below) within thirty (30) days after the Initial Closing Date amending the Form S-1 to reflect the offer and sale of the Incentive Shares, Notes and Warrants and any other events necessary to be disclosed therein for the Form S-1 to be current and the prospectus therein to be employed in connection with the sale and resale of the securities therein registered. In addition, the Purchase Agreement provides that the Company cannot make certain amendments to the terms of the securities registered under the Form S-1 without the consent of a majority-in-interest of the holders of the Notes. In light of the actions of the board of directors of the Company described in Item 8.01 below, all of the holders of the Notes have consented in writing, effective upon filing of this Form 8-K, to (i) the extension of the Company’s obligations to file a post-effective amendment to the Form S-1 to sixty (60) days after the Initial Closing Date and (ii) the amendment to the terms of the securities registered under the Form S-1 as more fully described in Item 8.01 below.

Item 8.01.       Other Events.

The Company has previously filed with the Commission a registration statement on Form S-1 under the Securities Act (File No. 33-204486) pertaining to 13,923,000 shares of our common stock, $0.0001 par value per share, which was declared effective by the Commission on October 30, 2015 (such registration statement, as amended, is referred to herein as the “Form S-1”). Pursuant to the Form S-1, the Company proposed to offer 10,000,000 shares of its authorized but unissued common stock at an offering price of $0.50 per share (the “Primary Offering”). The remaining 3,923,000 shares were registered for the benefit of certain existing stockholders of the Company (the “Selling Stockholders”), as more fully described in the Form S-1.

Effective as of January 21, 2016, our board of directors determined that it was in the best interests of the Company to terminate the Primary Offering and declared the Primary Offering to be terminated immediately as of that date as permitted under the terms of the Primary Offering described in the Form S-1. As of the date of the termination, no shares of our common stock had been offered or sold under the terms of the Primary Offering.

Contemporaneously with its decision to terminate the Primary Offering, our board of directors authorized and directed the officers and agents of the Company to prepare and file a post-effective amendment to the Form S-1 to (i) de-register the 10,000,000 shares of our common stock that were to be offered and sold in the Primary Offering; (ii) include the financial statements and notes thereto included in our Quarterly Report on Form 10-Q for the period ending September 30, 2015, (ii) amend and modify the prospectus included in the Form S-1 to reflect that it pertains solely to the offer and sale of the shares owned by the Selling Stockholders, and (iv) update certain other information in the Form S-1 as necessary to reflect developments relating to the Company described in the Company’s Current Report on Form 8-K filed with the Commission on December 24, 2015. No shares of our common stock have been offered or sold by any of the Selling Stockholders since the Form S-1 was declared effective and no offers and sales will occur until such time as the post-effective amendment has been prepared and filed with the Commission.

On January 22, 2016 the Company filed a Form 8-A 12G with the Commission for the purpose of having our common stock registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 22, 2016	REIGN SAPPHIRE CORPORATION

By: /s/ Joseph Segelman
Name: Joseph Segelman
Title: Chief Executive Officer and President